SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   January 5, 2005

     Delta Apparel, Inc.
(Exact name of registrant as specified in its charter)

      Georgia
(State or Other Jurisdiction
of Incorporation)

1-15583	58-2508794
(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Suite 100, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

     (678) 775-6900
(Registrant’s Telephone Number
Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

        On January 5, 2005, Delta Apparel, Inc. (“Delta”) entered into a Yarn Supply Agreement (the “Yarn Supply Agreement”) with Parkdale America, LLC and Parkdale Mills, Inc. (collectively, “Parkdale”) pursuant to which Delta shall purchase exclusively from Parkdale, and Parkdale shall supply to Delta, all yarn required by Delta and its Subsidiaries for use in manufacturing operations for a period of five years. The purchase price of yarn will be based upon the cost of cotton plus a fixed conversion cost.

        The Yarn Supply Agreement was signed in conjunction with the closing of the sale to Parkdale of substantially all of the assets used in the operation of the its yarn spinning facility located in Edgefield, South Carolina.

Item 7.01     Regulation FD Disclosure

        On January 5, 2005, Delta Apparel, Inc. issued a press release announcing the completion of the sale to Parkdale of substantially all of its assets used in the operation of the its yarn manufacturing plant in Edgefield, South Carolina. In conjunction with the sale transaction, we entered into a five-year agreement with Parkdale to supply our yarn requirements. The release is set forth as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(c)     The following exhibits are included with this Report:

           99.1    Press Release issued by Delta Apparel, Inc. on January 5, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

/s/ Herbert M. Mueller

Date: January 5, 2005	Herbert M. Mueller Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Delta Apparel, Inc. on January 5, 2005